Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-198979) pertaining to the Applied Genetic Technologies Corporation 2001 Stock Option Plan, 2011 Stock Incentive Plan, 2013 Equity and Incentive Plan and the 2013 Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-3 No. 333-225286) of Applied Genetic Technologies Corporation,

(3)	Registration Statement (Form S-8 No. 333-233955) pertaining to the Applied Genetic Technologies Corporation 2013 Equity and Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-248900) pertaining to the Applied Genetic Technologies Corporation 2013 Equity and Incentive Plan, and

(5)	Registration Statement (Form S-3 No. 333-255008) of Applied Genetic Technologies Corporation;

of our report dated September 23, 2021, with respect to the financial statements of Applied Genetic Technologies Corporation included in this Annual Report (Form 10-K) of Applied Genetic Technologies Corporation for the year ended June 30, 2021.

/s/ Ernst & Young LLP

Tampa, Florida

September 23, 2021